Exhibit 99.3

Elemé Medical Inc.

Financial Statements

Contents

Balance Sheets as of September 30, 2010 (unaudited) and December 31, 2009	1
Statements of Operations for the nine months ended September 30, 2010 and 2009 (unaudited)	3
Statements of Cash Flows for the nine months ended September 30, 2010 and 2009 (unaudited)	4
Notes to Financial Statements (unaudited)	5

Elemé Medical Inc.

Balance Sheets

	September 30, 2010	December 31, 2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,230,979	$2,725,176
Accounts receivable, net of allowance for doubtful accounts of $116,400 in 2010 and $7,500 in 2009	1,105,723	571,872
Inventories	838,430	1,164,844
Prepaid expenses	157,503	228,774
Other current assets	76,451	77,661

Total current assets	4,409,086	4,768,327

Property and equipment:
Equipment, net of accumulated depreciation of $1,089,732 in 2010 and $847,421 in 2009	250,585	307,546

Intangible assets, net of accumulated amortization of $126,042 in 2010 and $84,792 in 2009	148,958	190,208

Other assets	11,758	49,798

Total assets	$4,820,387	$5,315,879

	September 30 2010	December 31 2009
Liabilities and stockholders’ deficit	(unaudited)
Current liabilities:
Accounts payable	$457,716	$402,880
Accrued expenses	1,503,117	1,185,880
Current portion of deferred revenues	41,400	25,675
Current portion of deferred rent	14,155	12,391
Current portion of notes payable, net of discount of $27,250 in 2010 and $82,548 in 2009	2,514,388	2,678,484
Convertible notes payable	6,548,356	600,000
Other current liabilities	58,251	27,839

Total current liabilities	11,137,383	4,933,149

Notes payable, net of discount of $13,588 in 2009	—	1,817,589
Deferred revenues	58,550	68,525
Deferred rent	3,686	14,743
Other long-term liabilities	154,796	157,199

Stockholders’ deficit
Series A convertible preferred stock, $.01 par value:
Authorized shares – 864,000
Issued and outstanding shares – 864,000 (liquidation value of $1.25 per share)	1,080,000	1,080,000
Series B convertible preferred stock, $.01 par value:
Authorized shares – 5,897,497
Issued and outstanding shares – 5,727,042 (liquidation value of $3.08 per share)	17,639,289	17,639,289
Series C convertible preferred stock, $.01 par value:
Authorized shares – 9,590,860
Issued and outstanding shares – 9,590,860 (liquidation value of $1.882 per share)	18,050,000	18,050,000
Common stock, $.01 par value:
Authorized shares – 31,000,000
Issued and outstanding shares – 5,045,809	50,458	50,458
Additional paid-in capital	4,894,815	4,593,502
Accumulated deficit	(48,248,590)	(43,088,575)

Total stockholders’ deficit	(6,534,028)	(1,675,326)

Total liabilities and stockholders’ deficit	$4,820,387	$5,315,879

See accompanying notes.

Elemé Medical Inc.

Statements of Operations

	Nine Months Ended September 30
	2010	2009
	(unaudited)
Net revenues	$5,095,889	$3,728,068
Cost of revenues	2,589,643	2,339,774

Gross margin	2,506,246	1,388,294
Operating expenses:
Sales and marketing	2,894,264	3,128,386
Research and development	1,301,738	889,389
Regulatory and clinical affairs	182,512	688,115
General and administrative	2,751,352	3,673,980
Restructuring charges	—	30,990

	7,129,866	8,410,860

Loss from operations	(4,623,620)	(7,022,566)

Other income (expenses):
Interest income	982	7,288
Interest expense	(537,377)	(519,274)

	(536,395)	(511,986)

Net loss	$(5,160,015)	$(7,534,552)

See accompanying notes.

Elemé Medical Inc.

Statements of Cash Flows

	Nine Months Ended September 30
	2010	2009
	(unaudited)
Operating activities
Net loss	$(5,160,015)	$(7,534,552)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	247,503	239,226
Amortization	148,176	206,841
Write-down of demonstration inventories	96,701	35,166
Bad debt expense	116,400	—
Stock compensation expense	301,313	769,572
Loss on disposal of equipment	1,550	8,823
Changes in assets and liabilities:
Accounts receivable	(650,251)	(707,646)
Inventories	229,713	1,119,563
Prepaid expenses and other current assets	72,481	390,876
Accounts payable and accrued expenses	372,073	125,670
Other current liabilities	30,412	(62,548)
Deferred revenues	5,750	(85,400)
Deferred rent	(9,293)	(7,530)
Other long-term liabilities	(2,403)	(2,402)

Net cash used in operating activities	(4,199,890)	(5,504,341)

Investing activities
Purchase of equipment	(192,092)	(13,134)

Net cash used in investing activities	(192,092)	(13,134)

Financing activities
Proceeds from issuance of convertible notes payable	5,948,356	—
Payments on notes payable	(2,050,571)	(1,897,686)

Net cash (used in) provided by financing activities	3,897,785	(1,897,686)

Net decrease in cash	(494,197)	(7,415,161)
Cash and cash equivalents at beginning of period	2,725,176	11,749,155

Cash and cash equivalents at end of period	$2,230,979	$4,333,994

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$212,648	$365,534

See accompanying notes.

Elemé Medical Inc.

Notes to Financial Statements (Unaudited)

September 30, 2010

1. Nature of Operations and Basis of Presentation

Elemé Medical Inc. (the Company), is an emerging, privately-funded aesthetics company. In 2008, the Company launched its first two major products: SmoothShapes® with Photomology® technology, which is a CE Marked, FDA-cleared medical device for the temporary reduction in the appearance of cellulite, and SmoothLipo™, which is an FDA-cleared medical device for laser-assisted lipolysis.

The accompanying unaudited financial statements have been prepared in accordance with U.S. generally accepted accounting principles (GAAP) for interim financial information. Accordingly, certain information and footnote disclosures normally included in complete financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to the rules and regulations applicable to interim financial statements. In the opinion of management, the accompanying unaudited financial statements reflect all adjustments (including normally recurring accruals) necessary to present fairly the Company’s financial position at September 30, 2010, its results of operations and its cash flows for the nine months ended September 30, 2010 and 2009. The accompanying financial statements should be read in conjunction with the Company’s audited financial statements as of and for the year ended December 31, 2009, incorporated by reference within this document.

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

2. Stock-Based Compensation

The Company accounts for stock-based compensation of stock options granted to employees, directors, and consultants by estimating the fair value of stock-based awards using the Black-Scholes option-pricing model, and amortizing the fair value of the stock-based awards granted over the applicable vesting period.

The Company’s 2007 Equity Incentive Plan, amended in 2008, allows for the granting of stock options and other equity interests. Options granted to employees generally vest over a four-year period, with a defined vesting schedule. Options issued to non-employee directors and consultants generally vest over a two-year period or during their period of service with the Company. Options granted have a maximum term of ten years from the date of grant.

The Company granted 482,500 and 215,000 stock options during the nine months ended September 30, 2010 and 2009, respectively. The Company uses the Black-Scholes pricing model to calculate the fair value on the grant date of stock-based compensation for stock options granted. The weighted average fair value of the options granted during the nine months ended September 20, 2010 and 2009, was $0.02 and $0.12, respectively, using the following assumptions:

	September 30,
	2010	2009
Expected term (years)	6.0 – 10.0	6.0 – 10.0
Volatility	60 – 62%	66 – 72%
Risk-free interest rate	1.6 – 2.7%	1.8 – 3.7%
Expected dividend yield	—	—
Forfeiture rate	10%	10%

Expected term – The expected term of options granted represents the period of time for which the options are expected to be outstanding. For its plain vanilla stock options, the Company uses the simplified method of calculating the expected term in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 107. For those options that do not meet the definition of a plain vanilla stock option, the Company has calculated an expected term of six years, which it believes is a reasonable assumption to estimate this period of time.

Expected volatility – The expected volatility is a measure of the amount by which the Company’s stock price is expected to fluctuate during the expected term of options granted. The Company has calculated an expected volatility by averaging historical data from other companies in the aesthetics industry.

Risk-free interest rate – The risk-free interest rate is the implied yield available on U.S. Treasury zero-coupon issues with a remaining term equal to the option’s expected term on the grant date.

Expected dividend yield – The Company has never declared or paid any cash dividends on any of its common stock, and does not expect to do so in the foreseeable future. Accordingly, the Company uses an expected dividend yield of zero to calculate the grant date fair value of a stock option.

Forfeiture rate – Based on an analysis of historical data and future projections, the Company has calculated a 10% annual forfeiture rate, which it believes is a reasonable assumption to estimate forfeitures.

The Company recognizes compensation expense on a straight-line basis over the requisite service period based upon options that are ultimately expected to vest, and accordingly, such compensation expense is adjusted by an amount of estimated forfeitures.

Stock-based compensation expense increased the Company’s net loss by $301,313 in the nine months ended September 30, 2010, of which $23,388 was included in cost of revenues, $21,785 was included in sales and marketing expenses, $59,657 was included in research and development expenses, $1,538 was included in regulatory and clinical affairs expenses, and $194,945 was included in general and administrative expenses. Stock-based compensation expense increased the Company’s net loss by $769,572 in the nine months ended September 30, 2009, of which $30,620 was included in cost of revenue expenses, $62,849 was included in sales and marketing expenses, $68,711 was included in research and development expenses, $50,039 was included in regulatory and clinical affairs expenses, and $557,353 was included in general and administrative expenses.

3. Inventories

The Company states all inventories at the lower of cost or market, determined on a first-in, first-out method. Inventories consist of the following:

	September 30, 2010	December 31, 2009
Raw materials	$190,786	$233,098
Demonstration units	498,889	465,939
Finished goods	148,755	465,807

	$838,430	$1,164,844

The Company reduces the carrying value of its demonstration units for differences between its cost and estimated net realizable value through a charge to cost of revenue that is based on a number of factors, including the age of the unit, the physical condition of the unit, and an assessment of technological obsolescence. Amounts recorded in cost of revenue related to the write-down of demonstration units to net realizable value were $96,701 and $35,166 for the nine months ended September 30, 2010 and 2009, respectively.

4. Fair Value Measurements

US GAAP establishes a framework for measuring fair value, and establishes disclosure requirements about fair value measurements. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The fair value hierarchy prescribed under US GAAP contains three levels as follows:

Level 1	Quoted prices in active markets for identical assets or liabilities.

Level 2	Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3	Unobservable inputs that are supported by little or no market activity, and that are significant to the fair value of the assets or liabilities. This includes certain pricing models, discounted cash flow methodologies, and similar techniques that use significant unobservable inputs.

Financial assets that are measured at fair value on a recurring basis (at least annually) have been segregated into the most appropriate level within the fair value hierarchy based on the inputs used to determine the fair value at the measurement date. These assets, measured at fair value on a recurring basis, are summarized below:

	As of September 30, 2010
	Level 1	Level 2	Level 3	Total
Assets
Cash and cash equivalents	$2,230,979	$—	$—	$2,230,979

Total	$2,230,979	$—	$—	$2,230,979

There are no liabilities measured at fair value at September 30, 2010.

5. Segment Information

The Company views its operations and manages its business as one segment, aesthetic treatment products and services.

The following table represents total revenue by geographic destination:

	Nine Months Ended September 30,
	2010	2009
United States	$2,808,226	$1,329,700
Europe	1,031,701	604,927
Middle East	583,402	204,000
Asia / Pacific	240,000	181,000
South America	89,960	1,120,500
Other	342,600	287,941

Total	$5,095,889	$3,728,068

6. Income Taxes

A full valuation allowance for deferred tax assets has been recorded at September 30, 2010 and 2009 since it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company files income tax returns in the U.S. federal jurisdiction, and various state jurisdictions. The Company has not been audited for federal or state purposes, and as a result of its carryforwards, all years are effectively open to adjustment.

7. Convertible Notes Payable

On December 18, 2009, the Company executed Note Purchase Agreements and a Security Agreement (the Agreements) with certain investors (Bridge Financing Note Holders) for a principal amount of $600,000 (Bridge Financing Notes). The Agreements provide that the Company may issue and sell Bridge Financing Notes in the aggregate principal amount of up to $3,000,000. On June 4, 2010, the Agreements were amended to extend the aggregate principal amount up to $9,226,881.

The Bridge Financing Notes bear interest which is payable annually at 10.5% per annum, based upon a year of 365 days, and are due the earlier of (i) demand on or after December 18, 2010 by holders of at least 60% of the principal balance, (ii) December 18, 2012, or (iii) occurrence of an event of default as defined in the agreement. In the event that the Company (i) issues and sells its equity for aggregate consideration of at least $6,000,000 (Qualified Financing), and (ii) the note has not been paid in full, then the entire outstanding principal and all unpaid accrued interest of the Bridge Financing Notes shall automatically convert into shares of the Company at a 25% discount on the Qualified Financing conversion price. The Bridge Financing Notes are secured by all of the Company’s assets. In conjunction with the execution of the Agreements, a Subordination Agreement was executed among the Bridge Financing Note Holders and Pinnacle Ventures, L.L.C. (Pinnacle), holders of the Company’s outstanding notes payable, stating the Bridge Financing Note Holders subordinate any security interest to Pinnacle, and shall not demand or receive payments until the Pinnacle debt is paid in full. As of September 30, 2010, the balance of the outstanding Bridge Financing Notes is $6,548,356, and accrued interest is $227,228.

8. Restructuring Charges

The Company executed a reduction in force of eight employees in April 2009. Employees were provided certain termination benefits. Restructuring charges were recorded in the statements of operations for severance and related costs.

The activity in the Company’s restructuring accrual for the nine months ended September 30, 2009, is as follows:

Restructuring Charges
Balance as of January 1, 2009	118,000
Employee severance pay and related costs	30,990
Cash paid related to employee severance and other costs	(148,990)

Balance as of September 30, 2009	$—